MARTINELLIMICK PLLC
A FRUCI & ASSOCIATES SUBSIDIARY

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of our audit report dated November 21, 2014, with respect to the balance sheets of Auscrete Corporation as of December 31, 2013 and December 31, 2012, and the related statements of stockholders' equity, operations, and cash flows for the periods then ended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Martinelli Mick PLLC

MartinelliMick PLLC
November 25, 2014